                       SECOND AMENDED AND RESTATED CHARTER
                                       OF
                                EQUITY INNS, INC.


     1. Name. The name of the corporation (which is hereinafter called the "Corporation") is Equity Inns, Inc.

     2.       For Profit.  The Corporation is for profit.

     3. Principal and Registered Office. The address of the Corporation's registered office and its principal office is 4735 Spottswood, Suite 102, Memphis, Shelby County, Tennessee 38117.

     4. Registered Agent. The name of the Corporation's registered agent at that office is Phillip H. McNeill, Sr.

     5. Authorized Capital Stock. The total number of shares of stock which the Corporation has authority to issue is fifty million (50,000,000) shares of Common Stock, $.01 par value per share, and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share.

         The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions as may be fixed by the Board of Directors.

     6. Directors. (a) The Corporation shall have a Board of Directors consisting of not less than three (3) nor more than nine (9) members unless otherwise determined from time to time by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors. However, the number of directors shall never be less than the minimum number required by the Tennessee Business Corporation Act. A director need not be a shareholder. Directors shall be divided into three (3) classes as nearly equal in number as possible. The initial term of Class I directors shall expire at the annual shareholder meeting in 1995. The initial term of Class II directors shall expire at the annual shareholder meeting in 1996 and the initial term of the Class III director shall expire at the annual shareholder meeting in 1997. At each annual shareholder meeting, the shareholders shall elect one or more directors to serve a three-year term of the class of directors whose term is expiring at such annual meeting and until their successors are elected and qualify.

         (b) Initial Directors. The following persons are the initial directors of the Corporation, to serve until their successors are elected and qualified:

                Name                   Class                Term Expires
                ----                   -----                ------------

          Phillip H. McNeill           Class I                  1995
          D. Anthony Maness            Class I                  1995
          William W. Deupree           Class II                 1996
          James A. Thomas III          Class II                 1996
          Joseph W. McLeary            Class III                1997

         (c) Independent Directors. Notwithstanding anything herein to the contrary, at all times (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), a majority of the Board of Directors shall be comprised of persons who are not officers or employees of the Corporation or "Affiliates" of (i) any advisor to the Corporation under an advisory agreement, (ii) any lessee of any property of the Corporation, (iii) any subsidiary of the Corporation or (iv) any partnership which is an Affiliate of the Corporation.

         (d) Definition of Affiliate. For purposes of the foregoing subsection, "Affiliate" of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         (e) Amendment of this Section. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the provisions of this Article 6 shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors or the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting separately as a class.

         7. Limitation on Indebtedness. The Corporation may not incur or allow to exist as of the end of any month Indebtedness (as defined below) in an amount in excess of forty five percent (45%) of the Corporation's investment in hotel properties, at its cost, which cost includes the fair market value of any equity securities issued in connection with the acquisition of hotel properties, after giving effect to the Corporation's use of proceeds from any indebtedness. "Indebtedness" of the Corporation shall mean all obligations of the Corporation, its subsidiaries or any partnership in which the Corporation serves as general partner, for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases.

         8. Dividends. All shares of Common Stock will participate equally in dividends payable to holders of shares of Common Stock when and as declared by the Board of Directors and in net assets available for distribution to holders of shares of Common Stock upon liquidation or dissolution.

         9. Preemptive Rights. No holder of shares of capital stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized; (ii) any warrants, rights, or options to purchase any such shares; or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         10. Limitation on Liability to Shareholders. To the maximum extent that Tennessee law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for money damages. Neither the the amendment nor repeal of this provision, nor the adoption or amendment of any other provision of this Charter or Bylaws inconsistent with this provision, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         11. Indemnification. Any word or words defined in Part 5 of Chapter 18 of Title 48 of the Tennessee Code Annotated, as amended from time to time, or any successor provision thereof (the "Indemnification Section") used in this
Article 11, shall have the same meaning as provided in the Indemnification Section.

         The Corporation shall indemnify and advance expenses to a director, officer, employee or agent of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

         12. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify such person against the same liability under the Indemnification Section.

         13. REIT Status. The Corporation shall seek to elect and maintain status as a real estate investment trust ("REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). It shall be the duty of the Board of Directors to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of its distributions to its shareholders. The Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of two-thirds (2/3) of the number of shares of Common Stock entitled to vote on such matter at a special meeting of the Shareholders.

         14.      (a)  Restrictions on Transfer.

                  (1) Definitions. The following terms shall have the following meanings:
                        "Beneficial Ownership" shall mean ownership of shares of
                  Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                        "Beneficiary"  shall mean, with respect to any Trust,
                  one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and
                  Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 14(b)(1) hereof.

                        "Board of Directors" shall mean the Board of Directors
                  of the Corporation.

                        "Code" shall mean the Internal  Revenue Code of 1986,
                  as amended from time to time.

                        "Constructive  Ownership"  shall  mean  ownership  of
                  shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                        "Equity Stock" shall mean Preferred  Stock and Common
                  Stock of the Corporation. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section 14(b) hereof.

                        "Market  Price" on any date shall mean the average of
                  the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock and selected by the Board of Directors.

                           "Non-Transfer Event" shall mean an event other than a
                  purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

                           "Ownership  Limit"  shall mean,  with  respect to the
                  Common Stock, 9.9% of the number of outstanding shares of Common Stock and, with respect to any series of Preferred Stock, 9.9% of the number of outstanding shares of such series of Preferred Stock.

                           "Partnership"  shall mean  Equity  Inns  Partnership,
                  L.P., a Tennessee limited partnership.

                           "Partnership  Agreement"  shall mean the agreement of
                  limited  partnership  of  the  Partnership,   as  amended  and
                  restated.

                           "Permitted   Transferee"   shall   mean  any   Person
                  designated as a Permitted Transferee in accordance with the provisions of Section 14(b)(5) hereof.

                           "Person"  shall  mean  an  individual,   corporation,
                  partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes two or more persons acting as a partnership, limited partnership, syndicate of other group for the purpose of acquiring, holding, or disposing of the Corporation's securities, in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                           "Prohibited  Owner"  shall mean,  with respect to any
                  purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 14(a)(3) hereof, would own record title to shares of Equity Stock.

                           "REIT"  shall  mean a real  estate  investment  trust
                  under Section 856 of the Code.

                           "Restriction  Termination Date" shall mean the day on
                  which the Corporation's REIT status is revoked or otherwise terminated in accordance with Article 13 hereof.

                           "Shares-in-Trust"  shall  mean any  shares  of Equity
                  Stock  designated  as  Shares-in-Trust   pursuant  to  Section
                  14(a)(3) hereof.

                           "Trading Day" shall mean a day on which the principal
                  national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           "Transfer"  shall  mean  any  sale,  transfer,  gift,
                  assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                           "Trust"   shall  mean  any  separate   trust  created
                  pursuant to Section 14(a)(3) hereof and administered in accordance with the terms of Section 14(b) hereof, for the exclusive benefit of any Beneficiary.

                           "Trustee"   shall   mean   any   Person   or   entity
                  unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

                           (2)      Restriction on Transfers.

                           (A)  Except  as  provided  in  Section  14(a)(7)  and
                  Section 14(g) hereof, prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equitiy Stock.

                           (B)  Except as provided in Section 14(a)(7) and
                  Section 14(g) hereof, prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (C) Prior to the  Restriction  Termination  Date, any
                  Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (D) Prior to the  Restriction  Termination  Date, any
                  Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity

                  Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (3)      Transfer to Trust.

                           (A) If, notwithstanding the other provisions contained in this Section 14(a), at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then (i) except as otherwise provided in Section 14(a)(7) hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares  of Equity  Stock in excess of the  Ownership
                  Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 14(b) hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 14(b), and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the

                  Corporation for registration  in the name of the Trustee.
                  Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                           (B) If, notwithstanding the other provisions contained in this Section 14(a), at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or
                  (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the shares of Equity Stock with respect to which such Non- Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of
                  Section 856(h) of the Code, or (C) cause the Corporation to Constructively

                  Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or a direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 14(b) hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 14(b), and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                           (4) Remedies For Breach.  If the Corporation,  or its
                  designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 14(a)(2) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 14(a)(2) hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                           (5) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 14(a)(2) hereof, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 14(a)(3) hereof, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.
                           (6) Owners Required To Provide Information. Prior to the Restriction Termination Date:

                                (A) Every  Beneficial  Owner or Constructive
                           Owner of more than 5%, or such lower percentages as required pursuant to the Treasury regulations under the Code, of the outstanding shares of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                                    (B) Each Person who is a Beneficial Owner or
                           Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.
                           (7) Exception. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 14(a)(2) hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 14(a)(2)(B),
                           Section 14(a)(2)(C), and/or Section 14(a)(2)(D) hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of
                           Directors   obtains  such   representations   and
                           undertakings  from  such  Person  as are  reasonably
                           necessary  to  ascertain  that  no   individual's
                           Beneficial Ownership or Constructive Ownership of shares of Equity Stock will violate the Ownership Limit and (ii) such Person agrees in writing that

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                           any violation or attempted violation will result in a
                           transfer to the Trust of the shares of Equity Stock pursuant to Section 14(a)(3) hereof.

                           (8) New York Stock Exchange Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

         (b)      Shares-in-Trust.

                           (1) Trust. Any shares of Equity Stock  transferred to
                  a Trust and designated Shares-in-Trust pursuant to Section 14(a)(3) hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to
                  Section 14(a)(3) hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of
                  Section 14(b)(5) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

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



                           (2) Dividend  Rights.  The Trust, as record holder of
                  Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 14(a)(3) hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                           (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for

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



                  distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 14(b)(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                           (4) Voting  Rights.  The Trustee shall be entitled to
                  vote all Shares-in- Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust. The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 14(a)(3) hereof, an irrevocable proxy to

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



                  the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                           (5) Designation of Permitted Transferee.  The Trustee
                  shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 14(b)(7) hereof, the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting int in accordance with Section 14(b)(5) hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 14(b)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section 14(b)(5) hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 14(b) by such Trustee or the Corporation.

                           (6) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created

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



                  such Shares-in-Trust (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in the creation of such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 14(a)(5) hereof.

         (c) Remedies Not Limited. Nothing contained in this Article 14 shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

         (d) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article 14, including any definition contained in Section 14(a)(1) hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article 14 with respect to any situation based on the facts known to it.

         (e) Legend. Each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of [Common or Preferred] Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its

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



         status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution),
         (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or
         (v)  Constructively  Own shares of Equity  Stock  that would  cause the
         Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or a subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Charter of the Corporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

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


         (f) Severability. If any provision of this Article 14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (g) Securities Exchange Transactions. Nothing in this Article 14 or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") or of the national market system of a national securities association registered under the Exchange Act. The immediately preceding sentence shall not limit the authority of the Board of Directors to take any and all actions it deems necessary or advisable to protect the corporation and the interests of its shareholders in preserving the Corporation's status as a REIT, so long as such actions do not prohibit the settlement of any transactions entered into through the facilities of any national securities exchange registered under the Exchange Act or of the national market system of a national securities association registered under the Exchange Act.


Dated:  October 15, 1997.




















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